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                                     Attachment A

                                    SCHEDULE 13G/A

                                    THE GAP, INC.
                                   (Name of Issuer)

                                     364760-10-8
                                    (CUSIP Number)

     10.  Excludes the following shares:

     Reporting person has three adult sons who collectively own
     16,997,204 shares either directly, under the 401(k) Plan, by their spouses, as trustee, or subject to options, beneficial ownership of which is disclaimed.